UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 28, 2006

PlanetOut Inc.
(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	000-50879 (Commission File Number)	94-3391368 (IRS Employer Identification No.)

1355 Sansome Street, San Francisco CA (Address of principal executive offices)		94111 (Zip Code)
Registrant’s telephone number, including area code (415) 834-6500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On September 28, 2006, PlanetOut Inc. (the “Company”) and its direct subsidiaries PlanetOut USA Inc. (“PlanetOut USA”), LPI Media Inc. (“LPI”), SpecPub, Inc. (“SpecPub”) and RSVP Productions, Inc. (“RSVP”; together with the Company, PlanetOut USA, LPI and SpecPub, the “Borrowers”) entered into a Loan and Security Agreement (the “Loan Agreement”) with ORIX Venture Finance, LLC (“Orix”) establishing a credit facility (the “Credit Facility”) to be used by the Company for general working capital purposes. Pursuant to the Loan Agreement, the Credit Facility consists of: (a) a 48-month term loan in the aggregate principal amount of $7,500,000 bearing interest at prime rate plus 3%, decreasing to prime rate plus 2% after two consecutive fiscal quarters in which the Company and its subsidiaries achieve a consolidated EBITDA of at least $2,500,000 (such loan, the “Term Loan”); and (b) a 24-month revolving loan in the aggregate principal amount of up to 85% of Borrowers’ eligible accounts receivable, not to exceed $7,500,000 (such loan, the “Revolving Loan”).
     The Term Loan and the Revolving Loan are secured by: (a) substantially all of the assets of the Borrowers, other than (i) the intellectual property of the Company, (ii) the assets of SpecPub, (iii)  www.gay.com and certain related websites, (iv) the Company’s membership interests in PNO/DSW Events LLC, and (v) certain other assets; and (b) all of the outstanding capital stock of all direct and indirect subsidiaries of the Company, other than (i) the outstanding capital stock of SpecPub, and (ii) 35% of the outstanding capital stock of each non-U.S. direct or indirect subsidiary of the Company. The assets of SpecPub and the capital stock of SpecPub, which are currently pledged as security for notes issued by the Company, LPI and SpecPub in connection with the Company’s acquisition of the LPI and SpecPub assets in November 2005 (the “LPI Notes”), will be pledged as security for the Borrowers’ obligations under the Loan Agreement when the LPI Notes are paid in full.
     The Company has also issued to Orix a 7-year warrant (the “Warrant”) to purchase up to 120,000 shares of the Common Stock of the Company at an exercise price equal to the average closing price per share reported by the Nasdaq Global Market over the 20 trading days immediately preceding the date of issuance of the Warrant.
     The foregoing description of the Loan Agreement and the Warrant does not purport to be complete and is qualified in its entirety by reference to the full text of the Loan Agreement and the Warrant, which are filed as exhibits hereto and are incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     As described in Item 1.01 of this Form 8-K, on September 28, 2006, the Borrowers entered into a Loan Agreement establishing a Credit Facility with Orix of up to $15,000,000, consisting of the Term Loan, with an aggregate principal amount of $7,500,000, and the Revolving Loan, in an aggregate principal amount of up to 85% of Borrowers’ eligible accounts receivable, not to exceed $7,500,000. The description of the Loan Agreement entered into in connection with the Credit Facility set forth in Item 1.01 of this Form 8-K is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

99.1	Loan and Security Agreement dated September 28, 2006, by and among: PlanetOut Inc. and its direct subsidiaries PlanetOut USA Inc., LPI Media Inc., SpecPub, Inc. and RSVP Productions, Inc. as Borrowers; and ORIX Venture Finance LLC as Lender.

99.2	Common Stock Warrant dated September 28, 2006.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PlanetOut Inc.
Date: October 3, 2006	By:	/s/ Daniel J. Miller
Daniel J. Miller
Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description of Exhibits.

99.1	Loan and Security Agreement dated September 28, 2006, by and among: PlanetOut Inc. and its direct subsidiaries PlanetOut USA Inc., LPI Media Inc., SpecPub, Inc. and RSVP Productions, Inc. as Borrowers; and ORIX Venture Finance LLC as Lender.

99.2	Common Stock Warrant dated September 28, 2006.